Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Glenn Darden

Address of Joint Filer:	801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102

Relationship of Joint Filer to Issuer:	Director; Officer (President and CEO)

Issuer Name and Ticker or Trading Symbol:	Quicksilver Resources Inc. [KWK]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	9/13/2012

Designated Filer:	Quicksilver Energy, L.P.

Joint Filer Information

Name of Joint Filer:	Thomas F. Darden

Address of Joint Filer:	801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102

Relationship of Joint Filer to Issuer:	Director; Officer (Chairman of the Board)

Issuer Name and Ticker or Trading Symbol:	Quicksilver Resources Inc. [KWK]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	9/13//2012

Designated Filer:	Quicksilver Energy, L.P.

Joint Filer Information

Name of Joint Filer:	Anne Darden Self

Address of Joint Filer:	801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102

Relationship of Joint Filer to Issuer:	Director; Officer (Vice President - HR)

Issuer Name and Ticker or Trading Symbol:	Quicksilver Resources Inc. [KWK]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	9/13/2012

Designated Filer:	Quicksilver Energy, L.P.

Joint Filer Information

Name of Joint Filer:	Pennsylvannia Management, LLC

Address of Joint Filer:	801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Quicksilver Resources Inc. [KWK]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	9/13/2012

Designated Filer:	Quicksilver Energy, L.P.